March 20, 2007

<<Investor Name>>

<<Street Address>>

<<City, State, Zip Code>>

Re: Disbursements from Property Sales

Dear <<Financial Representative >>:

We are pleased to announce that the general partners of the Wells Real Estate Funds Limited Partnership portfolio anticipate making a distribution of net proceeds from the sale of certain properties. For your reference, we have included information regarding the specific property sales from which we expect this disbursement of net sale proceeds to be generated and the total anticipated disbursement for the respective Wells Real Estate Funds.

Wells Real Estate Funds Limited Partnership Anticipated Net Disbursement

Wells Real Estate Fund IX

Alstom Power $5,100,000

1315 West Century Drive

Iomega

Wells Real Estate Fund X $7,100,000

Alstom Power

1315 West Century Drive

Iomega

Wells Real Estate Fund XI $1,100,000

Gartner

1315 West Century Drive

Wells Real Estate Fund XIII $4,150,000

Americredit

John Wiley

7500 Setzler Parkway

Wells Real Estate Fund XIV $4,590,000

7500 Setzler Parkway >>

(Continued on reverse)

In accordance with the partnership agreement, the distribution will be made to limited partners of record as of June 30, 2007. Under the partnership agreement, transfers of units are effective on the first day of the quarter following receipt of the request. Therefore, in order to be eligible for this distribution, an investor must be on record with Wells as a limited partner on April 1, 2007.

Examples:

  If any of your clients are in the process of completing a sale of your shares in the above-mentioned Wells Real Estate Fund on the secondary market, and should the transaction be completed prior to April 1, 2007, the new limited partner will receive the distribution of net sale proceeds.
  If your clients are in the process of purchasing units on the secondary market, the transaction must be completed prior to April 1, 2007 in order for them to participate in this distribution.

The partnership agreement dictates how proceeds will be distributed. As a result, some units may not be eligible for this distribution. In the next 30-60 days, we will inform you and your clients as to whether their units are eligible to participate in this disbursement of net sale proceeds, the estimated amount of your distribution, and the various means for receiving funds. At that time, we also will provide you with a list of your clients who will be receiving the follow-up notification.

Please note that the amounts to be received by each individual limited partner cannot be determined at this time, as the limited partners of record have not been finalized. Also, in accordance with the terms of the partnership agreement, the general partners will not be receiving any sale proceeds at this time.

Should you have any questions, please contact us at 800-557-4830. Our Client Services Specialists are available Monday through Thursday from 8:15 a.m. to 6:30 p.m., and Friday from 8:15 a.m. to 5:30 p.m. (ET). You also may send an e-mail to investor.services@wellsref.com. Thank you for your continued confidence in Wells Real Estate Funds.

Enthusiastically,

/s/ Stephen G. Franklin, Ph.D.

Stephen G. Franklin, Ph.D.

Chief of Sales and

New Business Development Officer

Enclosures

This correspondence may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. Readers should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made herein. Factors that could contribute to such differences include, but are not limited to, changes in general economic and business conditions, transaction costs and prices, industry trends, changes in government rules and regulations (including changes in tax laws), and increases in interest rates. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this correspondence. We do not make any representations or warranties (expressed or implied) about the accuracy of any such forward-looking statements. This is neither an offer nor a solicitation to purchase securities.